                                                                    Exhibit 3.29


              AMENDMENT TO SENIOR SECURED NOTE, SENIOR SECURED NOTE
             AND WARRANT PURCHASE AGREEMENT AND SECURITY AGREEMENTS.

      This is an amendment (the "Amendment") dated January 31, 2003 among Castletop Capital, L.P. ("Castletop"), Measurement Specialties, Inc. ("MSI") and IC Sensors, Inc. ("ICS") to the Note, Purchase Agreement and Security Documents (each of which terms are hereinafter defined).

BACKGROUND

      A. Castletop and MSI are party to a Senior Secured Note, Senior Secured Note and Warrant Purchase Agreement dated October 31, 2002 (the "Purchase Agreement") pursuant to which MSI issued its Senior Secured Note dated October 31, 2002 in the amount of $9,300,000 (the "Note").

      B. To secure the obligations of MSI to Castletop, MSI executed and delivered a Security Agreement dated October 31, 2002 (the "MSI Security Agreement") under which it granted a lien on the assets of MSI listed therein.

      C. To induce Castletop to purchase the Note from MSI, ICS issued its guaranty dated October 31, 2002 (the "ICS Guaranty") of the obligations of MSI to Castletop under the Note and executed and delivered a Security Agreement dated October 31, 2002 (the "ICS Security Agreement"; collectively with the MSI Security Agreement, the "Security Documents") under which it granted a lien on the assets of ICS listed therein.

      D. MSI, ICS and Fleet Capital Corporation ("Fleet") have entered into a Loan and Security Agreement dated January 31, 2003 (as hereafter amended, modified or revised, the "Fleet Loan Agreement") under which, among other things, Fleet will lend up to $15,000,000 to MSI and ICS. A portion of the proceeds of the Fleet Loan Agreement are to be used reduce the obligations owed by MSI to Castletop to an amount of $2,000,000.

      E. It is a condition to the effectiveness of the Fleet Loan Agreement that (1) Castletop subordinate its rights under the Purchase Agreement and the Note and the ICS Guaranty and its liens on the assets of MSI and ICS under the terms of a Subordination Agreement among Castletop and Fleet dated January 31, 2003, and (2) amend the terms of the Purchase Agreement and Note to provide for a maturity of January 31, 2005 and otherwise on terms and conditions satisfactory to Fleet.

      F. Castletop, MSI and ICS are entering into this agreement to amend the Note, Purchase Agreement, MSI Security Agreement and ICS Security Agreement.

      ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

A.    DEFINED TERMS

      Capitalized terms defined in the preamble and background shall have the meanings so assigned. Capitalized terms not otherwise defined shall have the meaning assigned those terms in the Purchase Agreement.

B.    AMENDMENT TO SENIOR SECURED NOTE

      The Note is amended by the Allonge to Promissory Note attached as Exhibit
A.

C.    AMENDMENT TO PURCHASE AGREEMENT

      1.    AMENDMENT TO SECTION 5.02 OF THE PURCHASE AGREEMENT

      Section 5.02 of the Purchase Agreement is amended to read as follows:

      The Issuer will comply with the covenants contained in Sections 8.2 and
8.3 of the Fleet Loan Agreement as if such covenants were set forth herein at length. Issuer agrees that any termination of the Fleet Loan Agreement shall not affect its obligation to comply with the above listed sections of the Fleet Loan Agreement for the limited purpose of this Section 5.02.

      2.    DELETION OF SECTION 5.04

      Section 5.04 is deleted in its entirety.

D.    AMENDMENTS TO SECURITY DOCUMENTS

      The MSI Security Agreement and ICS Security Agreement are each amended as follows:

      1.    AMENDMENT TO SECTION 1.01

      Section 1.01 is amended to add the following definition

      "Senior Lender" means Fleet Capital Corporation or its successors or assigns under the Loan and Security Agreement between Fleet Capital Corporation, Measurement Specialties Inc. and IC Sensors, Inc. dated January 31, 2003.

      2.    AMENDMENT TO SECTION 2.01

      Section 2.01 is amended to delete the words "first priority" and "upon termination of that certain Existing Senior Credit Agreement (as defined in the Purchase Agreement)".

      3.    AMENDMENT TO SECTION 4.02

      Section 4.02 is amended to add the following words at the beginning of the section: "Subject to the prior rights of the Senior Lender,".

      4.    AMENDMENT TO SECTION 4.07

      Section 4.07 is amended to add the following words at the beginning of the section: "Other than Liens in favor of the Senior Lender, ".

      5.    DELETION OF SECTION 4.10

      Section 4.10 is deleted in its entirety.

      6.    AMENDMENT TO SECTION 4.11

      Section 4.11 is amended to add the following sentence at the beginning of the section: "All of the following rights are subject to the prior rights of the Senior Lender with respect thereto."

      7.    DELETION OF SECTION 4.17

      Section 4.17 is deleted in its entirety.

E.    CONDITIONS TO EFFECTIVENESS

      This Amendment is conditioned on the following: (1) the successful closing of the refinancing of MSI and ICS by Fleet that is documented in the Fleet Loan Agreement, (2) the execution and delivery of this Amendment and the Allonge by Castletop, MSI and ICS, as applicable, and (3) the receipt by Castletop on January 31, 2003 of confirmation of a wire transfer in the amount of $7,356,058 or by February 3, 2003 of $7,359,674.

F.    REPRESENTATIONS AND WARRANTIES.

      MSI and ICS represent and warrant to Castletop that: (i) they have the power, and have taken all necessary action to authorize, execute and deliver this Amendment and the Allonge and perform their obligations in accordance with the terms hereunder, (ii) this Amendment is the legal, valid and binding obligation of MSI and ICS enforceable against them in accordance with their terms without any offsets, counterclaims or defenses, (iii) the execution, delivery and performance of this Amendment by MSI and ICS will not (a) require any governmental approval or any other consent or approval; or (b) violate, conflict with, result in a breach of, constitute a default under any agreement to which it is a party, or result in or require the creation of any lien upon any of their assets, (iv) no Event of Default has occurred and is continuing, and (v) the financial information provided by the MSI and ICS to Castletop in connection with their request that Castletop enter into this Amendment is true and correct in all material respects.

G.    GENERAL PROVISIONS

      1.    INTEGRATION.

      This Amendment constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and thereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.

      2.    SEVERABILITY.

      If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any other jurisdiction.

      3.    GOVERNING LAW; SUCCESSORS AND ASSIGNS.

      This Amendment is governed by the laws of the State of Texas and is binding upon MSI, ICS and Castletop and their respective successors and/or assigns, as the case may be.

      4.    COUNTERPARTS.

      This Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, on the date first above written.

                                         Measurement Specialties, Inc.
                                         IC Sensors, Inc.

                                         By: /s/ Frank Guidone
                                            -----------------------------
                                            Frank Guidone,
                                            Chief Executive Officer

                                         Agreed to:
                                         Castletop Capital, L.P.
                                         By Castletop Capital Management, L.P.
                                         its general partner
                                         By Castletop Capital GP, LLC its
                                         general partner

                                         By: /s/ Morton L. Topfer
                                            -----------------------------
                                            Name:  Morton L. Topfer
                                            Title: Managing Director

                                    Exhibit A

                           ALLONGE TO PROMISSORY NOTE

      THIS ALLONGE TO PROMISSORY NOTE ("Allonge") is made as of January 31, 2003 by and between Measurement Specialties, Inc. (the "Maker") and Castletop Capital, L.P. ("Payee").

                                    WHEREAS:

      On October 31, 2002 Maker executed and delivered to the order of Payee its Note (the "Note") in the original principal amount of nine million three hundred thousand dollars ($9,300,000) to evidence the obligations of the Maker to the Payee.

      The Maker has made payments under the Note paying all accrued interest through January 31, 2003 and reducing the principal amount to $2,000,000.

      NOW, THEREFORE, THIS AMENDED NOTE WITNESSETH: That for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the
Note is amended and revised as follows:

      1. The final maturity date of the note, as reflected in the first numbered paragraph of the Note, is changed to January 31, 2005.

      2. After January 31, 2003 interest shall accrue at a rate of 11% per annum.

      3. This Allonge may be executed in counterparts, such counterparts together constituting but one and the same agreement. In the event of any conflict or inconsistency between the Note and this Allonge, this Allonge shall control. This Allonge shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law. Except as provided herein, the terms and provisions and covenants of the Note are in all other respects hereby ratified and confirmed and shall remain in full force and effect.

      IN WITNESS WHEREOF, the Maker has executed this Allonge as of the day and year first above written.

                                         Measurement Specialties, Inc.

                                         By:_______________________
                                            Frank Guidone,
                                            Chief Executive Officer

                                         Agreed to:
                                         Castletop Capital, L.P.
                                         By Castletop Capital Management, L.P.
                                         its general partner
                                         By Castletop Capital GP, LLC its
                                         general
                                         partner


                                         By:________________________
                                            Name:
                                            Title:

               SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT




                             Dated October 31, 2002





                                   Purchase by


                             Castletop Capital, L.P.


                            Of Secured Note and Warrant


                       From Measurement Specialties, Inc.

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS .....................................................    1


1.01   DEFINED TERMS ......................................................    1
1.02   OTHER DEFINITIONAL PROVISIONS ......................................    4


ARTICLE II PURCHASE OF CONVERTIBLE NOTE AND WARRANT .......................    4


2.01   SALE AND PURCHASE OF NOTE AND WARRANT ..............................    4
2.02   USE OF PROCEEDS ....................................................    4
2.03   REGISTRATION, TRANSFER AND REPLACEMENT OF NOTE .....................    5
2.04   COLLATERAL SECURITY ................................................    5


ARTICLE III REPRESENTATIONS AND WARRANTIES ................................    5


3.01   EXISTENCE; COMPLIANCE WITH LAW; CAPITALIZATION .....................    5
3.02   POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS ......................    6
3.03   NO LEGAL BAR .......................................................    6
3.04   NO DEFAULT .........................................................    6
3.05   TAXES ..............................................................    7
3.06   ACTIONS ............................................................    7
3.07   SOLVENCY, ETC ......................................................    7
3.08   DISCLOSURE .........................................................    7
3.09   INSURANCE ..........................................................    8


ARTICLE IV CONDITIONS .....................................................    8


4.01   PURCHASE DOCUMENTS .................................................    8
4.02   LIEN IN FAVOR OF LENDER ............................................    8


ARTICLE V COVENANTS .......................................................    8


5.01   PAYMENT OF NOTE ....................................................    8
5.02   INCORPORATION OF COVENANTS FROM EXISTING SENIOR CREDIT AGREEMENT ...    8
5.03   FURTHER ASSURANCES .................................................    9
5.04   REFINANCING ........................................................    9


ARTICLE VI EVENTS OF DEFAULT ..............................................    9


6.01   BANKRUPTCY, ETC ....................................................    9
6.02   OTHER EVENTS .......................................................    9
6.03   OTHER RIGHTS .......................................................   11
6.04   WAIVERS ............................................................   11

ARTICLE VII MISCELLANEOUS .................................................   11


7.01   AMENDMENTS AND WAIVERS .............................................   11
7.02   NOTICES ............................................................   11
7.03   NO WAIVER; CUMULATIVE REMEDIES .....................................   12
7.04   PAYMENT OF EXPENSES AND TAXES ......................................   12
7.05   INDEMNIFICATION ....................................................   13
7.06   COUNTERPARTS .......................................................   13
7.07   SEVERABILITY .......................................................   13
7.08   INTEGRATION ........................................................   13
7.09   GOVERNING LAW ......................................................   14
7.10   SUBMISSION TO JURISDICTION; WAIVERS ................................   14
7.11   ORIGINAL ISSUE DISCOUNT ............................................   14
7.12   WAIVERS OF JURY TRIAL ..............................................   16

                                 SENIOR SECURED
                       NOTE AND WARRANT PURCHASE AGREEMENT

      THIS SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT dated as of October 31, 2002 is by and between Measurement Specialties, Inc. (the "Issuer") and Castletop Capital, L.P. (the "Initial Holder").

                                    RECITALS

      A. The Issuer has asked that the Initial Holder purchase a senior secured note and a warrant for the purchase of stock of the Issuer for an aggregate purchase price of $9,300,000 on the terms and conditions set forth herein.

      B. The Initial Holder has agreed to purchase such note and warrant on the terms and conditions set forth herein.

            ACCORDINGLY, the parties hereto hereby agree as follows:

                             ARTICLE I DEFINITIONS

      1.01 DEFINED TERMS.

      As used in this Purchase Agreement, the following terms shall have the following meanings:

      "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

      "Capital Lease": any lease of property, real or personal by the Issuer, the obligations of which are required in accordance with GAAP to be capitalized on a balance sheet of the Issuer.

      "Closing Date": the date on which all the conditions set forth in ARTICLE IV shall first have been satisfied.

      "Code": the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral": as defined in Section 2.04.

      "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Issuer within the meaning of Section 4001 of ERISA or is part of a group which includes the Issuer and which is treated as a single employer under Section 414 of the Code.

      "Contractual Obligation": any provision of any security issued by the Issuer or of any agreement, instrument or other undertaking to which the Issuer is a party or by which it or any of its property is bound, including without limitation, any Indebtedness.

      "Default": any of the events specified in Section 8.02, hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Event of Default": any of the events specified in Section 6.02, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Existing Senior Credit Agreement": the Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of February 28, 2001 among the Issuer, First Union National Bank (now known as Wachovia Bank, National Association), Summit Bank (now known as Fleet Bank, N.A.) and The Chase Manhattan Bank (now known as JP Morgan Chase Bank), as modified by that certain Forbearance Agreement, dated June __2002

      "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

      "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantee Obligation": as to the Issuer, any obligation of the Issuer guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations of any other third Person in any manner, whether directly or indirectly or otherwise to assure or hold harmless the owner of any primary obligation against loss in respect thereof.

      "Holder": the Initial Holder and any successor or assignees and any Person purchasing a Note and Warrant and any of their successors or assigns.

      "Indebtedness": of the Issuer at any date, (i) all indebtedness of the Issuer for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business) or which is evidenced by a note, bond, debenture or similar instrument, including, without limitation the indebtedness evidenced by the Existing Senior Credit Agreement, (ii) all obligations of the Issuer under Capital Leases, (iii) all obligations of the Issuer in respect of letters of credit or acceptances issued or created for or for the account of the Issuer,
(iv) all obligations of the Issuer under currency exchange contracts or interest rate swap agreements, and (v) all liabilities secured by any Lien on any property owned by the Issuer even though the Issuer have not assumed or otherwise become liable for the payment thereof.

      "Insolvency": with respect to any multiemployer plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Insolvent": pertaining to a condition of insolvency.

      "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "Loan Party": as defined in Section 6.01.

      "Material Adverse Effect": a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Issuer, (ii) the ability of the Issuer to perform its obligations under the Purchase Documents, or (iii) the validity or enforceability of the Purchase Documents or the rights or remedies of the Holders hereunder or thereunder.

      "Note": the promissory note issued pursuant to this Purchase Agreement substantially in the form of Exhibit A.

      "Person": an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Issuer or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Purchase Agreement": this Senior Secured Note and Warrant Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "Purchase Documents": the documents in subsection 4.01 whose delivery is a condition to the effectiveness of this Purchase Agreement and all other documents executed and delivered in connection herewith or therewith, including any amendments, supplements or other modifications to any of the foregoing.

      "Requirement of Law": as to any Person, the certificate of incorporation, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its material property is subject.

      "Responsible Officer": the chief executive officer, the president or the chief financial officer of the Issuer.

      "Security Documents": as defined in Section 2.04.

      "Sensors": IC Sensors, Inc., a wholly owned subsidiary of the Issuer.

      "Subsidiary": as to any Person, a corporation, partnership or other entity of which more than 50% of the shares of stock, or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity, are at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person.

      "UCC": the Uniform Commercial Code as from time to time in effect in the State of New Jersey.

      "Warrant": means the Warrant issued under this Purchase Agreement by the Issuer in favor of the Initial Holder.

      1.02 OTHER DEFINITIONAL PROVISIONS.

            (a) Unless otherwise specified therein, all terms defined in this Purchase Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Issuer not defined in subsection 1.01 and accounting terms partly defined in subsection 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Purchase Agreement shall refer to this Purchase Agreement as a whole and not to any particular provision of this Purchase Agreement, and Section, Subsection, Schedule and Exhibit references are to this Purchase Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              ARTICLE II PURCHASE OF CONVERTIBLE NOTE AND WARRANT

      2.01 SALE AND PURCHASE OF NOTE AND WARRANT.

      Subject to the terms and conditions hereof and for the payment by the Initial Holder to the Issuer of $9,300,000, the Issuer agrees to issue and sell, and the Initial Holder hereby agrees to purchase the Note in the form of Exhibit A and the Warrant in the form of Exhibit B.

      2.02 USE OF PROCEEDS.

      The proceeds of the Note shall be used by the Issuer to repay all amounts owed by the Issuer under the Existing Senior Credit Agreement in order to terminate such existing Senior Credit Agreement and to release all Liens in connection therewith, and for other general corporate purposes.

      2.03 REGISTRATION, TRANSFER AND REPLACEMENT OF NOTE.

            (a) Any Holder may transfer to any other Holder or any financial institution all or any portion of its Note. If any Holder wishes to transfer all or any portion of its Note to any Person which is not a financial institution or then a Holder, it shall first obtain the written consent of the Issuer, which consent shall not be unreasonably withheld.

            (b) The Issuer shall keep at its principal executive office a register for the registration of ownership and transfer of Note. The name and address of each Holder of one or more Note, each transfer thereof and the name and address of each transferee of one or more Note shall be registered in such register. The Issuer covenants and agrees to take and cause to be taken all action necessary to effect such transfers and exchanges. Any such issuance of new Note shall not be deemed to be the sale of new securities and shall in all respects be subject to compliance with applicable federal and state securities laws. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any Holder promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Note.

            (c) Upon receipt by the Issuer of evidence satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note, the Issuer, at its own expense shall execute and deliver, in lieu thereof, new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

      2.04 COLLATERAL SECURITY.

      The obligations of the Issuer under this Purchase Agreement and the Note are secured by (i) the guaranty of Sensors, and (ii) a perfected lien and security interest in certain assets of the Issuer under the terms of the Security Agreement between the Issuer and the Initial Holder of even date and a perfected lien and security interest in certain assets of the Sensors under the terms of the Security Agreement between Sensors and the Initial Holder of even date (the foregoing assets being referred to as the "Collateral"). Collectively, the guaranty and security agreements are referred to as the "Security Documents".

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

            To induce the Initial Holder to enter into this Purchase Agreement and to purchase the Note, the Issuer hereby makes the following representations and warranties to the Initial Holder.

      3.01 EXISTENCE; COMPLIANCE WITH LAW; CAPITALIZATION.

      Each of the Issuer and Sensors: (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were incorporated; (ii) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified could not, in the aggregate, have a Material Adverse Effect; and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, individually or in the aggregate, have a Material Adverse Effect.

      3.02 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

            (a) The Issuer has the power and authority to make, deliver and perform their obligations under each of the Purchase Documents, and to borrow thereunder, and have taken all necessary action to authorize the borrowings on the terms and conditions of the Purchase Documents and to authorize the execution, delivery and performance of the Purchase Documents.

            (b) No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is or will be required in respect of the Issuer in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Purchase Documents.

            (c) This Purchase Agreement has been, and each Purchase Document will be, duly executed and delivered on behalf of each of the Issuer.

            (d) This Purchase Agreement constitutes, and each Purchase Document when executed and delivered will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      3.03 NO LEGAL BAR.

      The execution, delivery and performance of any Purchase Document, the borrowings thereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Issuer and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

      3.04 NO DEFAULT.

      The Issuer is not in default under or with respect to any of their Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      3.05 TAXES.

      The Issuer has filed or caused to be filed all tax returns which are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against them or any of their property and all other taxes, fees or other charges imposed on them or any of their property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Issuer, as the case may be); no tax Lien has been filed, and, to the knowledge of the Issuer, no claim is being asserted, with respect to any such tax, fee or other charge.

      3.06 ACTIONS.

      Except as disclosed in the Issuer's 10Q for the three months ending June 30, 2002, there are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Issuer threatened, against or affecting Issuer, or the property of Issuer, in any court or before any governmental authority or arbitration board of tribunal which judgments or proceeds would have a material adverse effect on the Issuer. Issuer is not in default under any order of any court, governmental authority, arbitration board or tribunal or administrative agency.

      3.07 SOLVENCY, ETC.

      Issuer is solvent as of the date of this Purchase Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by the Purchase Documents. Issuer is, and after giving effect to the transactions contemplated by the Purchase Documents shall be, able to pay its debts as they become due, and Issuer's property now has, and after giving effect to the transactions contemplated hereby shall have, a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Issuer has adequate capital to carry on its business, and after giving effect to the transactions contemplated by the Purchase Documents, Issuer shall have adequate capital to conduct its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by the Purchase Documents with the intent to hinder, delay or defraud either present or future creditors of Issuer.

      3.08 DISCLOSURE.

      Neither the Purchase Documents nor any other agreement, document or certificate, when furnished to Initial Holder by or on behalf of Issuer in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Issuer (other than general economic conditions which are a matter of public knowledge) that could reasonably be expected to have a Material Adverse Effect that has not been set forth in this Purchase Agreement or otherwise expressly disclosed in writing to Initial Holder on or prior to the date of this Purchaser Agreement.

      3.09 INSURANCE.

      The Issuer maintains insurance (including Director and Officer insurance) with financially sound and reputable insurance companies on all of their properties in such amounts and against such risks (but, including in any event, product and environmental liability coverage) as are usually insured against by companies engaged in the same or a similar business.

                             ARTICLE IV CONDITIONS

            The effectiveness of this Purchase Agreement is subject to the satisfaction on or prior to the Closing Date, of the following conditions precedent:

      4.01 PURCHASE DOCUMENTS.

      The Initial Holder shall have received the following documents executed and delivered by a Responsible Officer of the Issuer and Sensors, as applicable:

            (a) this Purchase Agreement;

            (b) the Note;

            (c) the Security Documents;

            (d) the UCC-1 Financing Statements; and

            (e) the Warrant;

      4.02 LIEN IN FAVOR OF LENDER.

      The Holder shall have perfected first priority security interest in the Collateral.

                              ARTICLE V COVENANTS

      The Issuer agrees to the following.

      5.01 PAYMENT OF NOTE.

      The Issuer will punctually pay or cause to be paid the principal of and interest on the Note at the times and places and in the manner specified in the Note.

      5.02 INCORPORATION OF COVENANTS FROM EXISTING SENIOR CREDIT AGREEMENT

      The Issuer will comply with the covenants contained in Sections 6.2, 6.3, 6.9, 6.10, 6.16, 7.1, 7.2 (except Issuer and Sensors may grant Liens on their assets in favor of the Holder), 7.3, 7.5, 7.6, 7.7 (except Issuer may incur Indebtedness to the Holder), 7.8, 7.9, 7.10, 7.11, 7.12, 7.14, 7.15 and 7.16 of
the Existing Senior Credit Agreement as if such covenants were set forth herein at length with any defined terms set forth therein having such meanings for the limited purposes of this Section 5.02. Issuer hereby acknowledges and agrees that the termination of the Existing

Senior Credit Agreement shall not, in any way, affect its obligations to comply with the provisions of the Existing Senior Credit Agreement set forth above, for the limited purposes of this Section 5.02.

      5.03 FURTHER ASSURANCES.

      The Issuer shall and shall cause their Subsidiaries to execute any and all further documents, and take all further action which any Holder may request in order to effectuate the transactions contemplated by the Purchase Documents.

      5.04 REFINANCING.

      Issuer shall use its best efforts to refinance the Note with a new revolving credit facility or other debt instrument similar thereto within ninety
(90) days of the date hereof.

                          ARTICLE VI EVENTS OF DEFAULT

      6.01 BANKRUPTCY, ETC.

      If in the event the Issuer or Sensors (each a "Loan Party") shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) or (ii) above which (a) results in the entry of an order for relief or any such adjudication or appointment or (b) remains undismissed, undischarged or unbonded for a period of 60 days; or (iv) there shall be commenced against the Issuer any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (v) any Loan Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), (iii), or (iv) above; then the Note (with accrued interest thereon) and all other amounts owing under this Purchase Agreement shall immediately become due and payable without the need for any notice or other action by Holder.

      6.02 OTHER EVENTS.

      If any of the following events shall occur and be continuing:

            (a) The Issuer shall fail to pay (i) any principal of the Note when due in accordance with the terms thereof, or (ii) interest on the Note or any fee or other amount payable hereunder within 5 Business Days when due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made by any Loan Party herein or in any other Purchase Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Purchase Agreement or other Purchase Document shall prove to have been incorrect and the subject of that breach of representation or warranty has a Material Adverse Effect on or as of the date made or deemed made; or

            (c) Any Loan Party shall default in the observance or performance of any agreement contained in any of the Purchase Documents which agreement, by its nature, may not be cured; or

            (d) Any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Purchase Agreement or any other Purchase Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

            (e) Any Loan Party shall (i) default in any payment of principal of or interest on any Indebtedness, or in the payment of any Guarantee Obligation provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created (provided that the principal amount of such Indebtedness or Guarantee Obligation exceeds, individually, or in the aggregate, $100,000),; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto (provided that the principal amount of such Indebtedness or Guarantee Obligation exceeds, individually, or in the aggregate, $100,000); or (iii) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable.

            (f) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, or (ii) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, could, in the reasonable judgment of the Holder, subject the Issuer to any tax, penalty or other liabilities that in the aggregate could reasonably be expected to have a Material Adverse Effect; or

            (g) One or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more and (i) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or (ii) the judgment creditors with respect to such judgments or their successors or assigns shall have commenced enforcement proceedings, which enforcement proceedings shall have remained unstayed for 10 consecutive days.

      then, and in any such event, the Holder may by notice of default to the Issuer, declare the Note (with accrued interest thereon) and all other amounts owing under this Purchase Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.

      6.03 OTHER RIGHTS.

      The rights and remedies of the Initial Holder (and any other holder of the Note) upon the occurrence of an Event of Default set forth in Section 6.01 and
6.02 are cumulative and in addition to and not in derogation of any rights Initial Holder (or such other holder) may have under applicable law or other agreements.

      6.04 WAIVERS.

      Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                           ARTICLE VII MISCELLANEOUS

      7.01 AMENDMENTS AND WAIVERS.

      No provision of this Purchase Agreement, the Note or the Purchase Document, may be waived, modified or amended without the prior written agreement of the Holder and the Issuer. No such waiver, modification or amendment shall extend to or affect any obligation not expressly waived, modified or amended.

      7.02 NOTICES.

      All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of telecopy notice, when received, or, in the case of a nationally recognized courier service, one Business Day after delivery to such courier service, addressed as follows in the case of the Issuer and the Holder or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

                   The Issuer:         Measurement Specialties, Inc.
                                       80 Little Falls Road
                                       Fairfield, NJ 07004
                                       Telephone: 973-808-1819
                                       Facsimile: 973-808-1787
                                       Attention: Frank Guidone

                   The Holder:         Castletop Capital, L.P.
                                       5000 Plaza on the Lake
                                       Suite 170
                                       Austin, Texas 78746
                                       Telephone: (512) 329-6600
                                       Facsimile: (512) 329-6462

                                       With a copy (which shall not constitute
                                       notice) to:

                                       John A. Menchaca, Esq.
                                       Jenkens & Gilchrist, P.C.
                                       2200 One American Center
                                       600 Congress Avenue
                                       Austin, Texas 78701
                                       Telephone: (512) 499-3800
                                       Facsimile: (512) 404-3520


      7.03 NO WAIVER; CUMULATIVE REMEDIES.

      No failure to exercise and no delay in exercising, on the part of the Holder, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      7.04 PAYMENT OF EXPENSES AND TAXES.

      The Issuer agrees that it shall (i) pay or reimburse the Holder for all their out-of-pocket costs and expenses (including, without limitation, Holder's attorney's fees) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Purchase Agreement, the Note, and the other Purchase Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, (ii) pay or reimburse the Holder for all its costs and expenses (including, without limitation, Holder's attorney's fees) incurred in connection with the enforcement or preservation of any rights under this Purchase Agreement, the Note, the other Purchase Documents and any such other documents, (iii) pay, indemnify, and hold the Holder harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Purchase Agreement, the Note, the other Purchase Document and any such other document, and (iv) the Issuer shall be solely responsible for the payment of any brokerage or similar fees which may become due as the result of the consummation of the transactions contemplated by this Agreement.

      7.05 INDEMNIFICATION.

      The Issuer will defend, indemnify, and hold harmless the Holder, their respective subsidiaries, shareholders, employees, agents, attorneys, officers, and directors (each an "Indemnified Person"), from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to the Collateral or the Purchase Documents. The Issuer shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding, claim or action against such Indemnified Person, in respect of which such Indemnified Person or its parent, subsidiaries, affiliates, employees, agents, officers or directors is a party or would be entitled to seek indemnification hereunder, unless such settlement includes an unconditional release of such Indemnified Person and its parent, subsidiaries, affiliates, employees, agents, attorneys, officers or directors from all liability on claims that are the subject matter of such claim, action or other proceeding and is otherwise acceptable to such Indemnified Person and its counsel, in their sole discretion. Provided, that the Issuer shall have no obligation hereunder to an Indemnified Person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this subsection shall survive repayment of the Note and all other amounts payable hereunder.

      7.06 COUNTERPARTS.

      This Purchase Agreement may be executed by one or more of the parties to this Purchase Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      7.07 SEVERABILITY.

      Any provision of this Purchase Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      7.08 INTEGRATION.

      This Purchase Agreement and the other Purchase Documents represent the agreement of the Issuer and the Initial Holder with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Initial Holder relative to subject matter hereof not expressly set forth or referred to herein or in the other Purchase Documents.

      7.09 GOVERNING LAW.

      THE PURCHASE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THE PURCHASE DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW JERSEY.

      7.10 SUBMISSION TO JURISDICTION; WAIVERS.

      The Issuer hereby irrevocably and unconditionally:

            (a) submit for itself and themselves respectively and its or their respective property in any legal action or proceeding relating to the Purchase Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of Texas located in Travis County, Texas, the courts of the United States of America for the Western District of Texas, and appellate courts from any thereof;

            (b) consent that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer at its address set forth in this Purchase Agreement or at such other address of which Holders shall have been notified pursuant thereto;

            (d) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

      7.11 ORIGINAL ISSUE DISCOUNT

      Together, the Note and the Warrant constitute an "investment unit" for the purposes of Section 1273(c)(2)(A) of the Code. In accordance with Sections 1273(c)(2)(A) and 1273(b)(2) of the Code, the issue price of the investment unit of the Lender is the amount of the Note. Allocating that issue price between the Note and the Warrant in proportion to their fair market value, as required by
Section 1273(c)(2)(B) of the Code and Treasury Regulation 1.1273-2(h)(1), results in the Warrant having an issue price of $0 OR NOMINAL and the Note having an aggregate issue price of $9,300,000. Accordingly, the original issue discount that will accrue on the Note is $9,300,000. None of the parties will take any position in its tax returns that is inconsistent with the foregoing. The Issuer will provide the Holders with any information necessary for them to report their income from this transaction properly.

      7.12 WAIVERS OF JURY TRIAL.

      THE ISSUER AND HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THE PURCHASE DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

      IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                         Measurement Specialties, Inc.

                                         By: /s/ Frank Guidone
                                            ----------------------------------
                                            Name:  Frank Guidone
                                            Title: Chief Executive Officer

                                         Castletop Capital, L.P.

                                         By:  Castletop Capital Management,
                                              L.P., its general partner

                                         By:  Castletop Capital GP, LLC, its
                                              general partner

                                         By:  /s/ Richard Topfer
                                             -----------------------------------
                                              Richard Topfer, Managing Director

                                    Exhibit A

                               SENIOR SECURED NOTE

                              DUE JANUARY 31, 2003

                                                                      $9,300,000

      Measurement Specialties, Inc. (the "Issuer"), for value received, promises to pay to the order of Castletop Capital, L.P. or registered assigns (the "Holder") the principal sum of nine million three hundred thousand ($9,300,000), together with interest, in the manner provided herein. This Senior Secured Note (this "Note") was issued pursuant to that certain Senior Secured Note and Warrant Purchase Agreement dated October 31, 2002 between the Issuer and the Holder (the "Purchase Agreement"), and is entitled to the benefits of the Purchase Agreement. Except as to those terms otherwise defined in this Note, all capitalized terms used in this Note shall have the respective meanings ascribed to them in the Purchase Agreement.

      1. Payments.

      All amounts then outstanding and unpaid under this Note shall be paid in full on the last Business Day of January 31, 2003.

      2. Interest.

      Interest shall accrue on the Note at the rate of 7.0% per annum and shall be computed on the basis of a 360-day year counting the actual number of days elapsed. Interest shall be payable monthly in arrears on the last Business Day of each calendar month.

      3. Default Rate.

      Notwithstanding anything in this Note to the contrary, should an Event of Default occur and be continuing, interest on all amounts due under this Note shall accrue at a default rate of interest (the "Default Interest Rate") equal to the sum of the rate of interest otherwise payable under this Note plus 2.0% per annum and be payable on demand. All accrued and unpaid interest shall be compounded by adding it to the outstanding principal indebtedness under this Note at the end of each month.

      4. Prepayment

      This Note may be prepaid any time by the tender of all outstanding principal and accrued but unpaid interest. There shall be no premium or penalty payable in connection with such prepayment.

      5. Default.

      In case an Event of Default shall occur and be continuing, the entire unpaid principal balance and accrued interest under this Note shall become due and payable in the manner and with the effect provided in the Purchase Agreement. The Issuer further agrees to pay the Holder all fees and expenses as provided for in the Purchase Agreement.

      6. Miscellaneous.

            (a) The Issuer will pay to the Holder, in immediately available funds to such account as the Holder may specify in writing, all amounts payable to the Holder in respect of the principal, interest or other amounts due under this Note, without any presentation of this Note. Each such payment, when paid, shall be applied first to the fees and charges due under this Note, second to the payment of interest accrued and unpaid on this Note, and third to the payment of the principal hereof. All payments hereunder shall be made at the Holder's principal offices. All calculations and applications of amounts due on any date, whether by acceleration or otherwise, will be made by the Holder, and the Issuer agrees that all such calculations and applications will be conclusive and binding absent manifest error.

            (b) This Note is secured by the Collateral and other assets, property rights and interests as described in the Security Documents.

            (c) The Issuer and all sureties, indorsers and guarantors of this Note, to the extent not prohibited by applicable law or regulation, hereby waive as to this debt or any renewal, modification, extension or refinancing thereof:
(a) demand, presentment, notice of non-payment, protest, notice of protest, notice of dishonor, all other notice, suit against any party, diligence in collection of this Note, the release of any party primarily or secondarily liable thereon or any collateral pledged as security, and all other requirements necessary to hold Issuer liable hereunder; and (b) agree and consent to any one or more extensions or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them, and without release of liability as to Issuer or any of them.

            (d) This Note has been issued and is to be performed in the State of New Jersey and shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision hereof is in conflict with any statute or rule of law of the State of New Jersey or any other state, or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed separable from and shall not invalidate any other provision of this Note.

            (e) THE ISSUER WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN THE ISSUERS AND THE HOLDER OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE AND THE OTHER PURCHASE DOCUMENTS. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS. THIS SECTION IS A MATERIAL INDUCEMENT TO THE HOLDER TO ENTER INTO THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT.

      IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed and delivered.

                                         [signature]


                                      -19-